New England Zenith Fund is incorporating by refference three amended Registratant contracts pursuant to NSAR Sub-Item 77Q1.

First, Amended and Restated Custodian Agreement for New England
Zenith Funds have amended in Form N-1A under The Securities Act of 1933 Post Effective Amendment No. 27.

Second, Amended and Restated Advisory and Subadvisory Agreements for New England Zenith Funds Balanced Series (Series 9) have been amended in Form N-1A under The Securities Act of 1933 Post-Effective Amendment No. 28.

Third, Amended and Restated Subadvisory Agreement for New England
Zenith Funds Harris Oakmark Mid Cap Series (Series 6) have been amended in Form N-1A under The Securities Act of 1933 Post-Effective Amendment No. 28.